Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Bancorp of New Jersey, Inc.
Fort Lee, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-150662 and 333-150663 on Form S-8 of Bancorp of New Jersey, Inc. of our report dated March 31, 2011, relating to the consolidated financial statements, appearing in the Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ ParenteBeard LLC
ParenteBeard LLC
Philadelphia, Pennsylvania
March 31, 2011